Exhibit 99.1

CITRUS ENERGY CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

CITRUS ENERGY CORPORATION

TABLE OF CONTENTS

Page

CONSOLIDATED BALANCE SHEETS	1-2

CONSOLIDATED STATEMENTS OF OPERATIONS	3

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY	4

CONSOLIDATED STATEMENTS OF CASH FLOWS	5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	6-12

CITRUS ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

	Unaudited June 30, 2014	December 31, 2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$13,648	$159,247
Restricted certificates of deposit	810,000	810,000
Oil and gas revenue receivables	10,524,729	15,338,776
Oil and gas joint interest billings	1,534,077	4,133,038
Deferred financing costs	961,965	1,011,965
Deferred gathering fees	2,033,256	1,841,223
Other current assets	1,148,150	380,956
Total current assets	17,025,825	23,675,205

PROPERTY AND EQUIPMENT, at cost
Oil and gas properties, successful efforts method	269,726,781	249,226,273
Other property and equipment	663,176	646,167
Total property and equipment	270,389,957	249,872,440
Less accumulated depreciation, depletion, amortization and impairment	(71,750,938)	(55,310,750)
Net property and equipment	198,639,019	194,561,690

OTHER ASSETS
Deferred financing costs and other assets	2,796,306	3,273,121
Deferred gathering fees	9,961,076	11,219,053
Advances to stockholder and employee	355,929	365,044
Total other assets	13,113,311	14,857,218

TOTAL ASSETS	$228,778,155	$233,094,113

The accompanying notes are an integral part

of these financial statements.

CITRUS ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(CONTINUED)

	Unaudited June 30, 2014	December 31, 2013
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$7,533,363	$12,362,967
Oil and gas revenue payable	12,819,133	17,168,028
Accrued interest and other expenses	1,845,028	3,605,836
Current portion of term loan credit facility	4,143,750	2,681,250
Derivative contracts	2,702,556	1,888,702
Deferred gathering fees payable	2,508,780	2,671,341
Accrued project incentive awards	8,280,620	—
Advances from joint interest owners	262,437	799,109
Total current liabilities	40,095,667	41,177,233

LONG-TERM LIABILITIES
Revolving loan credit facilities	19,000,000	14,000,000
Term loan credit facility, net of current portion	184,110,638	185,853,868
Deferred gathering fees payable	4,145,830	5,294,445
Overpayment of joint interest billing	1,145,706	1,145,706
Accrued project incentive awards	—	11,957,281
Total liabilities	248,497,841	259,428,533

COMMITMENTS AND CONTINGENCIES (Note E)

EQUITY
Common stock, no par value, 30 shares issued and outstanding	25,950	25,950
Accumulated deficit	(19,975,151)	(26,589,885)
Total Citrus Energy Corporation stockholders’ deficit	(19,949,201)	(26,563,935)
Non-controlling interests	229,960	229,515
Total equity	(19,719,686)	(26,334,420)

TOTAL LIABILITIES AND EQUITY	$228,778,155	$233,094,113

The accompanying notes are an integral part

of these financial statements.

CITRUS ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

REVENUE, GAINS AND LOSSES
Oil and gas revenue	$21,565,411	$11,986,342	$47,556,243	$23,943,341
Gain (Loss) on derivative contracts	(118,929)	3,257,222	(3,828,192)	2,896,645
Other income	120,500	82,203	214,200	152,727
Total revenue, gains and losses	21,566,982	15,325,767	43,942,251	26,992,713

EXPENSES AND OTHER CHARGES
Oil and gas production expense:
Gas gathering, transportation and compression fees	3,007,625	1,025,532	6,132,374	2,310,889
Amortization of deferred gathering fees	464,765	427,815	929,530	750,454
Lease operating expense	501,314	169,540	891,425	458,187
Workovers	688,586	—	1,609,738	—
Other	274,156	(22,019)	580,162	146,828
Expiration and impairment of unproved properties	—	703,000	—	1,173,000
Depletion, depreciation and amortization	8,106,457	5,060,825	16,440,188	10,426,194
General and administrative expense	1,213,396	844,164	2,760,993	1,788,651
Deferred compensation	(3,712,903)	1,441,534	(3,369,903)	2,883,069
Interest expense	5,414,070	2,178,211	10,903,455	4,506,596
Total expenses and other charges	15,957,466	11,828,602	36,877,962	24,443,868

NET INCOME	5,609,516	3,497,165	7,064,289	2,548,845

Net income (loss) attributable to non-controlling interests	(445)	398,781	(445)	793,302

NET INCOME ATTRIBUTABLE TO CITRUS ENERGY CORPORATION	$5,609,961	$3,098,384	$7,064,734	$1,755,543

Income per share	$186,999	$103,279	$235,491	$58,518

The accompanying notes are an integral part

of these financial statements.

CITRUS ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2014

UNAUDITED

	Citrus Energy Corporation Stockholders			Non-
	Common Stock		Accumulated	controlling
	Shares	Amount	Deficit	Interests	Total

December 31, 2013	30	$25,950	$(26,589,885)	$229,515	$(26,334,420)

Contributed capital	—	—	—	445	445

Distributions	—	—	(450,000)	—	(450,000)

Net income	—	—	7,064,734	(445)	7,064,289

June 30, 2014	30	$25,950	$(19,975,151)	$229,515	$(19,719,686)

The accompanying notes are an integral part

of these financial statements.

CITRUS ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30,

UNAUDITED

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,064,289	$2,548,845
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	16,440,188	10,426,194
Expiration and impairment of unproved properties	—	1,173,000
Amortization of loan discounts	694,270	772,116
Amortization of deferred financing costs	526,815	544,740
Unrealized (gain) loss on derivative contracts	813,854	(2,801,855)
Deferred compensation	(3,369,903)	2,883,069
Payments of project incentive awards and other	(3,676)	(1,298,261)
Decrease (increase) in:
Oil and gas revenue receivables	2,462,712	1,066,680
Deferred gathering fees	929,530	750,454
Other	(540,472)	—
Increase (decrease) in:
Accounts payable	(3,425)	(20,435)
Accrued interest and other expenses	(1,760,808)	118,359
Net cash provided by operating activities	23,253,374	16,162,906

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(26,602,175)	(17,967,710)
Other	(112,310)	50,000
Net cash (used in) investing activities	(26,714,485)	(17,917,710)

CASH FLOWS FROM FINANCING ACTIVITIES
Contributed capital and distributions, net	(449,555)	(59,877)
Borrowings from credit facilities	8,500,000	14,901,792
Principal payments on credit facilities	(4,475,000)	(14,032,182)
Financing costs paid	—	(75,000)
Payments of deferred gathering fees payable	(1,174,762)	(1,912,830)
Increase in net amounts due to joint interest owners	914,829	4,542,575
Net cash provided by financing activities	3,315,512	3,364,478

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(145,599)	1,609,674

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	159,247	1,289,388

CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$13,648	$2,899,062

The accompanying notes are an integral part

of these financial statements.

CITRUS ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.    NATURE OF OPERATIONS AND PRESENTATION OF FINANCIAL STATEMENTS

Nature of Operations

Citrus Energy Corporation (the “Company” or “Citrus”) was incorporated in Colorado in 1990 and operates in one segment, that segment being the acquisition, exploration and development of properties for the production of crude oil and natural gas from underground reservoirs. The Company primarily owns interests in properties held for the production of natural gas from the Marcellus shale formation in Pennsylvania.

Presentation of Financial Statements

The accompanying unaudited Consolidated Financial Statements include the accounts of Citrus Energy Corporation and its subsidiaries, Citrus Energy Appalachia, LLC (“CEA”) and Phoenix Records, LLC (“Phoenix”). Intercompany transactions and account balances have been eliminated in consolidation.

CEA began operations on July 15, 2011, when three unrelated entities contributed cash in exchange for 20,000 Class A Preferred Membership Units and Citrus contributed all of its Marcellus shale oil and gas properties and other associated assets and liabilities in exchange for 100,000 Class B Common Membership Units. On July 26, 2013, all of the Class A Preferred Membership Units were retired. Thereafter, CEA is solely owned by Citrus.

CEA owns 87.5% of the membership interests of Phoenix. Phoenix owns undeveloped Marcellus shale oil and gas properties.

Interim Financial Information

The accompanying unaudited Consolidated Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and with the instructions to Article 10 of Regulation S-X for interim financial information. Accordingly, these statements do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, the accompanying unaudited Consolidated Financial Statements include all adjustments, consisting of normal recurring items, necessary for their fair presentation in conformity with GAAP. Interim results are not necessarily indicative of results for a full year.

Use of Estimates

The preparation of the Consolidated Financial Statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statement, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CITRUS ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

B.    CREDIT FACILITIES

The Company’s credit facilities at June 30, 2014 consist of a $250 million revolving credit facility and term loan credit facilities totaling $195 million.

Revolving Credit Facility

On July 26, 2013, CEA entered into a $250,000,000 senior secured revolving credit facility with Bank of Montreal as administrative agent, and other lenders party thereto. Borrowings under the credit facility are secured by first liens on substantially all of CEA’s properties and assets and are further guaranteed by Citrus. Borrowed funds may be paid down and re-borrowed during the term of the revolver. The credit facility matures on July 26, 2017.

Borrowings under the credit facility are subject to a borrowing base limitation that is redetermined semi-annually and that takes into account CEA’s natural gas properties, reserves, total indebtedness, and other relevant factors consistent with customary oil and gas lending criteria. The borrowing base as of June 30, 2014 was $45,000,000.

Based on the CEA’s election, interest is payable at a rate consisting of either an adjusted LIBOR rate or an alternate base rate, plus an applicable margin. The applicable margin varies from 1.75% to 2.75% for Eurodollar-based loans or from 0.75% to 1.75% for alternate base rate loans. The applicable margin is based on CEA’s utilization of the credit facility at the time of borrowing. Commitment fees are due quarterly at a rate of 0.50% of the unused portion of the borrowing base.

As of June 30, 2014, the outstanding balance under the credit facility was $19,000,000, with a weighted average interest rate of 2.19%. There were no outstanding letters of credit under the credit facility.

The credit facility contains customary representations, warranties and covenants, including restrictions on indebtedness and distributions, and the following financial covenants with respect to CEA:

•      the ratio of all indebtedness to EBITDAX shall be less  than 4.0 to 1.0,

•      the ratio of current assets (excluding derivative contracts) plus the unused commitment under the credit facility  to current liabilities (excluding derivative contracts) shall be more than 1.0 to 1.0, and

•      the ratio of the present value of proved reserves to net secured debt shall be more than 1.5 to 1.0.

CEA was in compliance with all covenants as of June 30, 2014.

CITRUS ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

B.    CREDIT FACILITIES (Continued)

Term Loan Credit Facilities

On July 26, 2013, CEA entered into a $175,000,000 term loan credit facility with Natixis, New York Branch as administrative agent, and other lenders party thereto. On August 28, 2013, an incremental first amendment was executed establishing a $20,000,000 incremental term loan credit facility. Net proceeds from the facilities were approximately $165,220,000 and $18,769,000, respectively, after deducting expenses and original issue discounts of 3.3% and 4%, respectively. Borrowings under the credit facilities are secured by second liens on substantially all of CEA’s properties and assets and are further guaranteed by Citrus.

Based on the CEA’s election, interest is payable at a rate consisting of either an adjusted LIBOR rate or an alternate base rate, plus an applicable margin. The applicable margin is 8.50% for Eurodollar-based loans or 7.50% for alternate base rate loans. The total interest rate was 9.75% at June 30, 2014.

The Company may prepay all or part of the outstanding principal at any time between July 27, 2014 and July 26, 2015, at a redemption price of 101 and thereafter at par. Mandatory prepayments are required upon the consummation of certain asset dispositions or the issuance of certain indebtedness.

The credit facilities contain customary representations, warranties and covenants, including restrictions on indebtedness and distributions, and a financial covenant that CEA’s ratio of the present value of proved reserves to net secured debt shall not be less than 1.5 to 1.0. CEA was in compliance with all covenants as of June 30, 2014.

As of June 30, 2014, the outstanding balance under the credit facilities was $188,254,388, net of unamortized discounts of $5,283,112. The facilities mature on July 26, 2018. Aggregate principal maturities, excluding discounts, are as follows:

Years ending June 30,	Amounts
2015	$4,143,750
2016	8,531,250
2017	13,406,250
2018	167,456,250

Total	$193,537,500

CITRUS ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

C.           PRICE RISK MANAGEMENT

The Company is exposed to market risks related to the price volatility of natural gas. The Company periodically uses commodity derivative contracts to reduce the effect of price changes on a portion of its future natural gas production, achieve more predictable cash flows in an environment of volatile gas prices and manage its exposure to commodity price risk. These derivative contracts limit the downside risk of adverse price movements but also may limit the Company’s ability to benefit from favorable price movements. From time to time, the Company may restructure existing derivative contracts or enter into new transactions to modify the terms of current contracts in order to realize the current value of its existing contracts. All derivative contracts that the Company enters into are at no up-front cost to the Company. Management has assessed the credit risk of these contracts to be minimal and does not require collateral or other security. Similarly, no counterparty has required the Company to provide any form of security guarantee specific to these contracts. The Company does not engage in speculative derivative activities or derivative trading activities, nor does it use derivatives with leveraged features.

Derivative contracts are carried at fair value on the consolidated balance sheets as assets or liabilities. At June 30, 2014 and December 31, 2013, the Company’s derivative contract assets and liabilities were as shown below. The fair value of open contracts is not necessarily indicative of the actual gains or losses that will be realized upon future settlement of the contracts.

	June 30, 2014	December 31, 2013

Receivable from (payable to) counterparties related to closed contracts	$(312,695)	$(920,003)
Fair value of open contracts	(2,389,861)	(968,699)

Derivative contracts asset (liability)	$(2,702,556)	$(1,888,702)

The Company’s derivative contracts have not been designated as hedges for accounting purposes; therefore, the changes in the fair value are included in the consolidated statements of operations for the period in which the change occurs. For the six months ended June 30, 2014 and 2013, the Company recognized net gains (losses) as follows:

	2014	2013

Net realized gain (loss)	$(3,014,338)	$94,790
Increase (decrease) in fair value of open contracts	(813,854)	2,801,855

Recognized gain (loss), net	$(3,828,192)	$2,896,645

CITRUS ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

C.           PRICE RISK MANAGEMENT (Continued)

The Company’s credit facilities require it to periodically meet certain minimum levels (based on percentages of projected production volumes) of hedged volumes for a forward period of three years, but not extending past the maturity date of the facilities. The Company was in compliance with this requirement at June 30, 2014. The following table summarizes the Company’s open natural gas derivative contracts as of June 30, 2014.

Contract Type	Term	Volume (MMBtu)	Price

Fixed price swap	Aug 14 – Oct 14	1,840,000	4.060
Fixed price swap	Aug 14 – Oct 14	1,380,000	4.181
Fixed price swap	Nov 14 – Mar 15	3,020,000	4.255
Fixed price swap	Jan 15 – Mar 15	1,215,000	4.583
Costless collar	Nov 14 – Apr 15	1,810,000	5.05 – 3.50
Costless collar	Apr 15 – Oct 15	1,070,000	4.36 – 3.75
Costless collar	May 15 – Oct 15	920,000	4.40 – 3.75
Costless collar	Nov 15 – Apr 16	910,000	5.30 – 3.50
Costless collar	Nov 15 – Mar 16	456,000	5.35 – 3.50
Costless collar	Apr 16 – Oct 16	1,498,000	4.37 – 3.75
Costless collar	Nov 16 – Dec 16	427,000	5.50 – 3.50

D.            LONG-TERM INCENTIVE PLAN

The Company’s long-term incentive plan consists of a project incentive award that is earned upon the earlier of separation from service without cause, death, disability, a change in control of the Company, or the sale of more than 40% of the Company’s assets. In all cases, the award is subject to a vesting schedule based on the individual’s years of service. The amount of an award for most employees is a multiple of their annual salary. For management level employees, an award will be a percentage, varying from .25% to 3%, of the net profits associated with all of the assets of the Marcellus shale project. Nets profits are defined, in general, as the excess of the value of the assets over the cumulative costs incurred to acquire and develop the assets. The value of the assets may increase or decrease over time due to market and other factors that are not under the Company’s control. Therefore, net profits and project incentive awards may increase or decrease over time.

CITRUS ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

D.            LONG-TERM INCENTIVE PLAN (Continued)

The Company accrues a liability for future project incentive awards that will be payable to current employees. The amount of the liability is based on each employee’s respective vesting, award multiple and salary or project net profits, as applicable, at the time of the accrual. The Company recognizes deferred compensation expense for the increase or decrease in the accrued liability during the reporting period. CEA’s sale of substantially all of its assets, as discussed in Note G, was a payment event under the plan. Accordingly, the estimated accrued liability for project incentive awards as of June 30, 2014 was adjusted downward based on the actual sale price of the Marcellus shale assets. As a result, deferred compensation expense for project incentive awards was a credit of $3,369,903 for the six months ended June 30, 2014, compared to expense of $2,883,069 for the six months ended June 30, 2013. It is anticipated that actual project incentive awards, which may vary from the estimated amount accrued at June 30, 2014, will be paid in full during the third quarter of 2014.

E.             COMMITMENTS AND CONTINGENCIES

Transportation and Gathering Agreements

The Company has entered into certain natural gas transportation and gathering agreements with various pipeline carriers. Under certain of these agreements, the Company is obligated to transport minimum daily quantities, or pay for any deficiencies at a specified rate. The Company is also obligated under certain of these arrangements to pay a demand charge for firm capacity rights on pipeline systems regardless of the amount of pipeline capacity utilized by the Company. In most cases, the Company’s production commitment to these pipelines is expected to exceed minimum daily quantities provided in the agreements. If the Company does not utilize the capacity, it can release it to others, thus reducing its potential liability.

F.              SUPPLEMENTAL CASH FLOW INFORMATION

The Company’s supplemental cash flow information for the six months ended June 30, 2014 and 2013, is as follows:

	2014	2013

Cash paid for interest	$11,255,612	$3,341,327
Interest capitalized	373,502	455,340
Non-cash investing and financing activities:
Decrease in accounts payable for property and equipment	5,987,698	2,713,760
Increase of deferred gathering fees and deferred gathering fees payable	136,414	3,615,400
Reduction of joint interest billings receivable and subordinated other loan	—	493,614
Increase(decrease) of joint interest billings and accrued project incentive awards	(306,758)	200,894

CITRUS ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

G.            SUBSEQUENT EVENTS

On August 11, 2014, CEA closed on the sale to Warren Resources, Inc. (“Warren”) of substantially all of CEA’s assets except that CEA retained a 25% working interest in the undeveloped Upper Marcellus shale formation in Wyoming County, Pennsylvania. The effective date of the sale was July 1, 2014. The total consideration received by CEA was $274.5 million of cash and 6,666,667 shares of Warren common stock valued at $6.00 per share. CEA also has earn out rights for additional proved reserves and realized price differentials capped at an additional $8.5 million. Warren will also provide CEA with a $3.5 million carry for wells drilled in the Upper Marcellus formation.

Management has evaluated subsequent events through September 18, 2014.